UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

MAXLIFE FUND CORP.
 (Exact Name of Registrant as Specified in Charter)

Wyoming
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Tycos Drive, Unit #112 Toronto, Ontario Canada	M6B 1W8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(866) 752-5557

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2008 MaxLife and Capital Growth Planning, Inc. (“CGP”) formed MaxLife-CGP Partners, LLC (the “Joint Venture”) to work together in sourcing, purchasing, and managing certain life settlement insurance policy assets for the Joint Venture.  It is MaxLife’s goal to deploy a portion of funds raised in this Preferred stock offering as a loan to the Joint Venture as well as other planned Joint Ventures. CGP, through its executives and subsidary Companies, will use its life settlement experience, contacts, and specialized products to source, purchase, and manage the life settlement policy assets for the Joint Venture. Part of CGP’s policy management goals will be to package or bundle certain policy assets for resale to private and/or institutional buyers, within the primary and/or secondary life settlement markets. The goal of the Joint Venture is to develop life settlement policy transactions exceeding $1 billion in total face value through the remainder of 2008, using several of CGP’s specialized life settlement products and strategies. CGP will manage all phases of policy acquisitions, settlement and sourcing, back-office support, portfolio building structures and resale strategies. MaxLife is confident the Joint Venture will provide MaxLife with a competitive edge in several life settlement niches due to CGP’s experienced management team, its specialized subsidiary companies, and the exclusive and proprietary nature of some of its life settlement products and services.  Through the Joint Venture, MaxLife will be able to utilize CGP’s management team and its subsidiary companies in a consulting capacity for other potential MaxLife joint ventures, if needed.

The Joint Venture will be dissolved upon the happening of three events: 1) both parties agree to dissolve the Joint Venture 2) Maxlife and CGP come to terms for a merger, acquisition, or purchase that would render the Joint Venture moot, such that the Joint Venture would be owned by the surviving entity, with the proceeds going to the surviving company; and/or, 3) one party agrees to buyout the other party’s interest in the Joint Venture on terms acceptable to both parties.

Capital Growth Planning, Inc. (“CGP” or “the Company”) was formed in 1969 as a diversified financial services corporation. CGP is the parent company of eight wholly-owned subsidiaries that collectively have designed multiple financial products and programs (“Financial Structures”) to take advantage of the significant revenue opportunities to be realized in the life settlement market, the life insurance market, and the broker-dealer securities and advisory markets.  The Company specializes in comprehensive structured life settlement brokerage, principal protected investment and securities programs, and premium finance life insurance products. Other financial services include advanced tax reduction planning and retirement planning.  The Company’s primary role is managing its subsidiary companies while developing, promoting and marketing its highly specialized, exclusive, and/or proprietary insurance and financial products through joint ventures, wholesale distribution, and/or syndication. CGP primarily focuses on products and services that are innovative, structurally sophisticated, and conducive to specific market niches that currently have little or no product/service representation.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Joint Venture Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXLIFE FUND CORP.

Dated: April 8, 2008	By:	/s/ Bennett Kurtz
Name: Bennett Kurtz
Title: President, Chief Executive Officer, Chief Financial Officer, and Director